Exhibit 1.1

Unofficial Translation

STATEMENT OF RESOLUTIONS OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

“PERUSAHAAN PERSEROAN (PERSERO) PT TELEKOMUNIKASI INDONESIA TBK”

Number: 37.-

On this day, Thursday, dated (24-6-2010) the twenty fourth day of June two thousand and ten, at twenty-two minutes past nine hours (09:22) Western Indonesia Standard Time.

Appears before me, Doktor AMRUL PARTOMUAN POHAN, Sarjana Hukum, Lex Legibus Magister, Notary in Jakarta, in the presence of witnesses known to me, Notary, and who will be mentioned at the end of this deed:

−         Mr. PRASETIO, born in Surabaya, on the twenty-third day of November one thousand nine hundred and sixty (23-11-1960), Indonesian National, Director of Compliance and Risk Management of “PERUSAHAAN PERSEROAN (PERSERO) PT TELEKOMUNIKASI INDONESIA TBK”, residing in Jakarta, at Tebet Dalam IV-E number: 27, Kelurahan Tebet Barat, Kecamatan Tebet, South Jakarta, holder of Resident Identity Card (KTP) number: 09.5301.231160.0287;

−         according to his statement in this matter acting in his aforementioned capacity representing the Board of Directors of and as such acting for and on behalf of and lawfully representing limited liability company “PERUSAHAAN PERSEROAN (PERSERO) PT TELEKOMUNIKASI INDONESIA TBK”, domiciled in Bandung Municipality, addressed at Jalan Japati number 1, Bandung 40133, the Articles of Association of which have been adjusted to the Limited Liability Company Law number 40 Year 2007 (hereinafter shall be referred to as the “Limited Liability Company Law”), the State Ownership Enterprise Law number 19 year 2003 (hereinafter shall be referred to as the “State Ownership Enterprise Law”) and Regulation of Capital Market and Financial Institution Supervisory Agency number: IX.J.1 on Main Subject of Articles of Association of Companies Performing Public Offering of Equity Securities and Public Companies (hereinafter shall be referred to as the “Regulation of Capital Market and Financial Institution Supervisory Agency number: IX.J.1”);  as published in:

−         State Gazette of the Republic of Indonesia dated the seventeen day of October two thousand and eight (17-10-2008) number: 84, Supplement Number: 20155/2008;

−         whereas the last change of composition of members of Board of Directors and Board of Commissioners of the limited liability company is contained in deed of mine, Notary, dated the seventh day of September two thousand and seven (7-9-2007) number: 8, and notification of this  amendment was received by the Minister of Justice and Human Rights of the Republic of Indonesia as in his letter dated twenty fifth day of September two thousand and seven (25-9-2007), number: W7-HT.01.10-13414; and my deed, Notary, dated ten day of July two thousand and nine (10-7-2009) number 14; and the notification was received by the Minister of Justice and Human Rights of the Republic of Indonesia as in his letter dated twenty two day of July two thousand and nine (22-7-2009), number AHU.AH.01.10-11012;

(hereinafter “PERUSAHAAN PERSEROAN (PERSERO) PT TELEKOMUNIKASI INDONESIA TBK” shall be sufficiently referred to as the “Company”);

−         The appearer  is known to me, Notary.

−         The appearer acting as aforementioned first states as follows:

−         That on Friday, dated the eleven day of June two thousand and ten (11-6-2010), at Pangeran Kuningan Hall, Graha Citra Caraka Floor 1, Jalan Gatot Subroto Kaveling 52, South Jakarta, an Annual General Meeting of Shareholders (hereinafter shall be referred to as the “Meeting”);

−         That in the Meeting, holder of one (1) ‘A’ Dwiwarna Share and holder of ‘B’ shares jointly representing fifteen billion nine hundred and fifty one million eight hundred and eighteen thousand nine hundred and thirty-nine (15,951,818,939)  shares or constituting eighty-one point one hundred percent (81.100%)  of total shares having voting rights issued by the Company up to the day of Meeting (excluding the treasury stock), namely four hundred and ninety million five hundred and seventy-four thousand five hundred (490,574,500)  shares were present or represented, as such in consideration of Register of Shareholders of the Company as of the twenty six day of May two thousand and ten (26-5-2010) up to sixteen hundred hours Western Indonesia Standard Time (16:00 WIB); therefore, the Meeting shall be entitled to pass valid and binding resolutions on any matters discussed at the Meeting because the meeting quorum requirement are fulfilled and accordance to Article 27 paragraph 2 Articles of Association;

−         That this Meeting has been held with the agenda among others “Approval for Change of the Company’s Articles of Association”;

−         That the announcement of the Meeting have been published on twelve day of May two thousand and ten (12-5-2010) in “The Jakarta Post”; “Bisnis Indonesia”; and “Investor Daily” and the summons to this Meeting have been published on twenty seven day of May two thousand and ten (27-5-2010) in the same newspapers;

−         That the foregoing matters are contained in deed of “Minutes of Annual General Meeting of Shareholders of PERUSAHAAN PERSEROAN (PERSERO) PT TELEKOMUNIKASI INDONESIA Tbk, the minute of which deed was drawn up by me, Notary dated the eleven day of June two thousand and ten (11-6-2010) number: 17 (hereinafter shall be sufficiently referred to as “Meeting Minutes”)

−         Now, the appearer acting as such states that he hereby restates a part of the resolutions passed in the Meeting, namely the following sixth items of the Meeting agenda as contained in Meeting Minutes, are as follows:

“The Meeting with absolute majority votes, namely seventy-four point three two eight three percent (74.3283%) of the entire votes lawfully cast in the Meeting (provided, however, that the entire shareholders having nine hundred and thirty-one million eight hundred and eighty five thousand five hundred and seventy-two (931,885,572) shares cast blank votes), has resolved to approve:

−         The amendment  to the Company’s some Articles of Association, namely:

−         Article  3 paragraph 2 on Purpose and Objective of the Company; and

−         Article  15 paragraph 6 on Blank/ Abstain votes; in order to be adjusted to Regulation of Capital Market and Financial Institution Supervisory Agency number: IX.J.1;

−         Article  16 paragraph 8, 13, 14 and 17 on Term of Office of the Board of Directors;

−         Article 19 paragraph 8, 12, 16 and 17 on Term of Office of the Board of Commissioners; and

−         Article 19 paragraph 6 on The appointment of members of the Board of Directors and the Board of Commissioners at the same time; in order to be adjusted to State-Owned Enterprises Law and Regulation of Capital Market and Financial Institution Supervisory Agency number: IX.J.1;

−         Article 17 paragraph 7 on Material Transactions in order to be adjusted to Regulation of Capital Market and Financial Institution Supervisory Agency number: IX.E.2 on Material Transaction and the Amendment of Main Business (hereinafter shall be sufficiently referred to as “Regulation of Capital Market and Financial Institution Supervisory Agency  number IX.E.2”);

−         The amendment of entire Articles of Association aforementioned  is in accordance with the matrix of the amendment of Articles of Association that have been distributed to Company’s shareholders and explained in the Meeting.”

−         Now, the appearer acting in his aforementioned capacity that he hereby restates and rearrange the Company’s entire of Articles of Association that previously amended in order to be adjusted to Limited Liability Companies Law, State-Owned Enterprises Law and Regulation of Capital Market and Financial Institution Supervisory Agency number: IX.J.1, that have been published in State Gazette of the Republic of Indonesia dated seventeen day of October two thousand and eight (17-10-2008) number: 84, Supplement Number: 20155/2008; and then amended in order to  be adjusted  to State-Owned Enterprises Law; Regulation of Capital Market and Financial Institution Supervisory Agency number: IX.J.1; and Regulation of Capital Market and Financial Institution Supervisory Agency number: IX.E.2; as approved in sixth agenda of the Meeting.

−         Therefore  the Company’s Articles of Association, shall hereinafter be written and read as follows:

NAME AND DOMICILE

Article 1

1.       This limited liability  company shall bear the name of “PERUSAHAAN PERSEROAN (PERSERO) PT TELEKOMUNIKASI INDONESIA TBK” or abbreviated to “PT TELKOM INDONESIA TBK (PERSERO)”, hereinafter shall be sufficiently referred to as the "Company", domiciled in Bandung Municipality.

2.       The Company may  open branches or representatives in other places, in and outside the territory of the Republic of Indonesia as determined by the Board of Directors.

DURATION OF THE COMPANY

Article 2

This Company was established as of the twenty-fourth day of September one thousand nine hundred and ninety-one (24-09-1991) and obtained a legal entity status on the nineteenth day of November one thousand nine hundred and ninety-one (19-11-1991) under Decree of Minister of Justice Number: C2-6870. HT.01.01.th.91 as well as shall be established for an indefinite period of time.

PURPOSE, OBJECTIVE AND BUSINESS ACTIVITY

Article 3

1.       The purpose and objective of this Company shall be to provide networks and telecommunication  and informatics services, as well as to optimize the Company’s resources, one and another with due observance of the laws and regulations.

2.       To attain the aforementioned  purpose and objective, the Company may perform the following activities:

a.       The main business:

1)          to plan, build, provide, develop, operate, market/sell/lease and maintain telecommunication and informatics network in the widest sense with due observance of the provisions of the laws and regulations;

2)          to plan, develop, provide, market/sell and enhance telecommunication and informatics services in the widest sense with due observance of the provisions of the laws and regulations;

b.       The supporting business:

1)          to provide payment transaction and fund transfer services by telecommunication and informatics network;

2)          to perform any other activities and businesses in the framework of optimizing the resources owned by the Company, among others utilization of fixed assets and movable assets, information system facility, education and training facilities, repair and maintenance facilities.

CAPITAL

Article 4

1.       The  Company’s authorized capital amounts to twenty trillion Rupiah (Rp.20,000,000,000,000.-), divided into eighty billion (80,000,000,000) shares consisting of one (1) ‘A’ Dwiwarna share and seventy-nine billion nine hundred and ninety-nine million nine hundred and ninety-nine thousand nine hundred and ninety-nine (79,999,999,999) ‘B’ shares, each share having the par value of two hundred and fifty Rupiah (Rp.250.-).

2.       Of the aforementioned authorized capital, twenty billion one hundred and fifty-nine million nine hundred and ninety-nine thousand two hundred and eighty (20,159,999,280) shares comprising one (1) ‘A’ Dwiwarna  share and twenty billion one hundred and fifty-nine million nine hundred and ninety-nine thousand two hundred and seventy-nine (20,159,999,279) ‘B’ shares having the aggregate par value of five trillion thirty-nine billion nine hundred and ninety-nine million eight hundred and twenty thousand Rupiah (Rp.5,039,999,820,000.-) that have been fully paid-up in cash have been subscribed as evident from a deed of mine, Notary, dated the sixth day of April two thousand and six (6-4-2006) number 4, which has been approved by the Minister of Law and Human Rights of the Republic of Indonesia dated the twenty-eighth day of April two thousand and six (28-4-2006) Number: C-12265 HT.01.04.TH.2006.

3.       Shares  that are still in portfolio will be issued based on the Company’s requirement on the terms, amount and price determined by the Board of Directors based on the approval of a General Meeting of Shareholders provided, however, that before being approved by a General Meeting of Shareholders, the Board of Directors shall have  obtained the written recommendation of the Board of Commissioners and the price of shares is not below par, and with due observance of the provisions of the Articles of Association and the laws and regulations in Capital Market in Indonesia.

4.       If shares that  are still in portfolio will be issued by rights issue to the shareholders, all shareholders whose names have been recorded in the Register of Shareholders on the date specified by or based on a resolution of a General Meeting of Shareholders with due observance of the laws and regulations in Capital Market in Indonesia shall have the pre-emptive right to buy the shares to be issued (hereinafter the rights shall also be referred to as “Rights”  or “HMETD”) and each shareholder shall receive HMETD in proportion to the number of shares recorded in his name in the Register of Shareholders referred to above by cash deposit within the period specified by or based on a resolution of a General Meeting of Shareholders that approves the issue of new shares.

5.       HMETD may be sold and transferred to any other parties with due observance of the provisions of the Articles of Association and the laws and regulations in Capital Market in Indonesia.

6.       The issue of shares by rights issue shall be first approved by a General Meeting of Shareholders at the time and in the manner and at the price and on the terms specified by the Board of Directors based on a resolution of a General Meeting of Shareholders, one another with due observance of the provisions of the Articles of Association and the laws and regulations in Capital Market in Indonesia, provided that it is not at the price below par.

7.       Regarding the decision of the issue of shares by Rights Issue, the Board of Directors shall announce  it in at least two (2) daily newspapers in the Indonesian language having wide circulation in the territory of the Republic of Indonesia and another one (1) in the English language, as specified by the Board of Directors.

8.       If within the period designated by or based on a resolution of a General Meeting of Shareholders the Company’s shareholders or HMETD holders do not exercise the right to buy the shares  offered to them by paying-off in cash, the Board of Directors shall be free to issue the shares to any shareholders or HMETD holders intending to buy the shares in a number greater than their exercised HMETD portion, provided that if the number of shares to be subscribed in excess of the number of their HMETD portion exceeds the number of remaining shares, the number of remaining shares shall be allocated between the shareholders or HMETD holders intending to buy more shares, respectively in proportion to the number of exercised HMETD, as such with due observance of the laws and regulations in Capital Market in Indonesia.

9.       If after the allocation there are shares remaining unsubscribed, the remaining shares shall be issued by the Board of Directors to any party who has stated his readiness to buy the remaining  shares at the price not lower than and subject to the terms specified by a General Meeting of Shareholders approving the issue of shares, one another with due observance of the provisions of the Articles of Association and the laws and regulations in Capital Market in Indonesia.

10.    The provisions in paragraphs 4 to 9 of this Article shall also apply mutatis mutandis in case the Company issues convertible bonds and/or warrants and/or any other securities of similar type, one  another with due observance of the provisions of the Articles of Association and the laws and regulations in Capital Market in Indonesia.

11.    With respect to the issue of shares that are still in portfolio to the holders of convertible bonds, warrants and/or any other securities of similar type, the Company’s Board of Directors shall have the authority to issue the shares without giving any pre-emptive right to the then existing shareholders to buy the intended shares, one another with due observance of the provisions contained in the Articles of Association and the laws and regulations in Capital Market in Indonesia.

12.    The Board of Directors shall also be authorized to issue shares that are still in portfolio, convertible bonds, warrants and/or any other convertible securities, without giving HMETD to the existing shareholders, including by private placement or public offering provided, however, that the issue of shares, convertible bonds, warrants and/or any other convertible securities shall be subject to a prior approval of a General Meeting of Shareholders with due observance of the laws and regulations in Capital Market in Indonesia.

13.    The provisions contained in paragraphs 4 to 12 of this Article shall mutatis mutandis also apply if there is an increase of the authorized capital to be followed by further shares placement.

14.    Any resolution of a General Meeting of Shareholders referred to in paragraphs 4 to 12 of this Article shall be attended and approved by the holder of ‘A’ Dwiwarna share.

SHARES

Article 5

1.       The Company’s entire shares are registered shares and issued in the name of their owners who are recorded in the Register of Shareholders consisting of ‘A’ Dwiwarna  share, which is exclusively held by the Republic of Indonesia and ‘B’ shares, which may be held by the public.

2.       ‘A’ Dwiwarna  share has the exclusive right:

  To propose any nomination that binds and approves the appointment of members of the Board of Directors or members of the Board of Commissioners;
  To approve any amendment to Articles of Association, including any increase or reduction of subscribed and paid-up capital;
  To approve any merger, consolidation, acquisition and separation;
  To approve any dissolution and liquidation;

which implementation shall be conducted based on the provisions of the Articles of Association.

3.       The Company shall only recognize one person or one legal entity as the owner of one share, namely the person or legal entity whose name is recorded as a shareholder in the Register of Shareholders.

4.       The Company shall provide the evidence of shares ownership in the form of a share certificate or collective certificate in the name of the owner who is recorded in the Company’s Register  of Shareholders, if the Company’s shares are not entered in the Collective Custody in the Depository and Settlement Institution with the form and content designated by the Board of Directors with due observance of the laws and regulations in capital market.

5.       For any shares included  in the Collective Custody in the Depository and Settlement Institution or in the Custodian Bank (particularly in the framework of Collective Investment Contract), the Company shall issue a certificate or written confirmation to the Depository and Settlement Institution or in the Custodian Bank (particularly in the framework of Collective Investment Contract) signed by the Company’s Board of Directors.

6.       The Certificate or written Confirmation issued by the Company for the shares included in the Collective Custody  shall at least contain:

  the name and address of the Depository and Settlement Institution or the Custodian Bank executing the relevant Collective Custody;
  the date of issue of written confirmation;
  the number of shares covered in the written confirmation;
  the amount of share par value covered in the written confirmation;
  the provisions that each share in the Collective Custody with the same classification is equal and exchangeable one to another.

7.       If a share for any reasons  becomes the possession of several persons, those joint owners shall be required to appoint in writing one of them or any other person as their joint proxy and only the name of the authorized or appointed person is entered in the Register of Shareholders and shall be considered the shareholder of the relevant share and entitled to exercise any rights conferred by the law on such share.

8.       In so far the provision of paragraph 7 above has not yet been complied with, the shareholder shall not be entitled to cast vote in any General Meeting of Shareholders, while the dividend payment for the share shall be suspended.

9.       All shares issued by the company may be encumbered with due observance of the provisions of the laws  and regulations on the encumbrance of shares, the laws and regulations in Capital Market in Indonesia and UUPT (Law of Limited Liability Companies).

10.    Each shareholder shall, by law, be subject to the Articles of Association and any resolutions validly passed in any General Meeting of Shareholders and the laws and regulations.

11.    Any shares of the Company listed on the Stock Exchange in Indonesia shall be subject to the laws and regulations  in Capital Market in Indonesia.

REPLACEMENT OF SHARE CERTIFICATE

Article 6

1.       If a share certificate is damaged or no longer useable, at the written request of the share certificate holder to the Company’s Board of Directors by presenting a proof of no longer usable share  certificate, the Board of Directors shall issue a replacement of share certificate bearing the same number as the original number.  Any cost to replace the share certificate shall be for the account and at the expense of the relevant shareholder.

2.       The original share certificate as referred to in paragraph 1 shall then be destroyed by the Board of Directors in the next Board of Directors meeting, and such event shall be articulated in minutes to be reported in the next General Meeting of Shareholders.

3.       If a share certificate is lost or totally damaged, the relevant shareholder submitting the written request to the Board of Directors in order to obtain its replacement shall be given the replacement and any incurring cost shall be for the account and at the expense of the relevant shareholder, provided that he could present a proof of reporting document from the Police  of the Republic of Indonesia on the loss of share or any proof acceptable to the Board of Directors evidencing that the share certificate is truly totally lost and provide the adequate guarantee as deemed necessary by the Board of Directors for any particular event.

4.       The issue of any replacement  for a lost share certificate listed on the Stock Exchange in Indonesia shall be subject to the laws and regulations in Capital Market in Indonesia and the regulations of Stock Exchange in Indonesia in the place where the Company’s shares are listed and required to be announced in the Stock Exchange where the Company’s shares are listed based on the regulations of Stock Exchange in Indonesia where the Company’s shares are listed.

5.       The issue of any replacement for a share certificate based on this article shall render the original share certificate to  be null and void.

6.       The provisions in this Article 6 shall also apply mutatis mutandis to the issue of replacement for any collective  certificate or written confirmation.

REGISTER OF SHAREHOLDERS AND SPECIAL REGISTER

Article 7

1.       The Board of Directors or  its appointed proxy shall be required to keep and maintain a Register of Shareholders and Special Register in the Company’s domicile.

2.       The Register of Shareholders shall contain:

the name and address of shareholders;

  the number, serial number and date of acquisition of share certificates or collective certificates owned by the shareholders;

b.       the amount paid for each share;

  the name and address of any person or legal entity having the lien on shares or being the fiduciary grantee  and the date of acquisition of lien or the date of registration of fiduciary security, and;
  any other particulars deemed necessary by the Board of Directors and/or required by the laws and regulations;

3.       The Special Register shall contain any information on the shares ownership of members of the Board of Directors and Board of Commissioners and their families in the Company and/or in any other  Companies and the date of acquisition of the shares.

4.       Any change of address of the shareholders shall be notified in writing.

5.       In so far the notification has not  been received, any correspondence to the shareholders or any summons and notice to a General Meeting of Shareholders shall be delivered to the shareholders’ addresses latest recorded in the Company’s Register of Shareholders.

6.       The Board of Directors shall keep and maintain the Register of Shareholders and Special Register in the best possible  way.

7.       The Board of Directors may appoint and give authority to the Securities Administration Bureau to execute the recordation and administration of the Company’s shares in the Register of Shareholders.

8.       Any shareholder shall be entitled to see the Register of Shareholders and Special Register relating to him during the Company’s office working hours.

9.       Any recordation and/or alteration to the Register of Shareholders shall be approved by the Board of Directors and proven by the signing of the record of such alteration by the President Director and President Commissioner or their authorized proxy, or by the Securities Administration Bureau appointed by the Board of Directors, based on the laws and regulations in Capital Market in Indonesia.

10.    Any registration or recordation in the Register of Shareholders, including any recordation of any sale, transfer, encumbrance, pledge or cession relating to any shares or right to or interest in shares to be conducted based on the provisions of these Articles of Association and any shares listed on the Stock Exchange of Indonesia shall be subject to the laws and regulations in Capital Market in Indonesia.

11.    At the request of the relevant shareholders or pledgee, any pledge of share shall be recorded in the Register of Shareholders in the manner to be determined by the Board of Directors based on satisfying proof acceptable to the Board of Directors regarding the relevant pledge of share.  The recognition of the pledge of share by the Company as required in Article 1153 of the Civil Code shall be proven only from the recordation of the pledge of share in the Register of Shareholders.

COLLECTIVE CUSTODY

Article 8

1.       Any shares in the Collective Custody in the Depository and Settlement Institution shall be recorded in the Register of Shareholders in the name of the Depository and Settlement Institution in the interest of all Securities account holders in the Depository and Settlement Institution.

2.       Any shares in the Collective Custody in the Custodian Bank or the Securities Company shall be recorded in the Securities account in the Depository and Settlement Institution in the name of the Custodian Bank or the relevant Securities Company in the interest of all Securities account holders in the Custodian Bank or Securities Company.

3.       If the shares in the Collective Custody in the Custodian Bank constitute a part of portfolio of Investment Fund Securities in the form of Collective Investment Contract and not included in the Collective Custody in the Depository and Settlement Institution, the Company shall record the shares in the Register of Shareholders in the name of the Custodian Bank in the interest of all holders of Investment Fund participation Unit in the form of Collective Investment Contract.

4.       The Company shall issue a certificate or written confirmation to the Depository and Settlement Institution as referred to in paragraph 1 of this Article or the Custodian Bank as referred to in paragraph 3 of this Article, as a proof of recordation in the Register of Shareholders.

5.       The company shall transfer the shares in the Collective Custody registered in the name of the Depository and Settlement Institution or Custodian Bank for Investment Fund in the form of Collective Investment Contract in the Register of Shareholders to the name of the party appointed by the Depository and Settlement Institution or the Custodian Bank.  The request for transfer by the Depository and Settlement Institution or Custodian Bank shall be submitted in writing to the Company or Securities Administration Bureau appointed by the Company.

6.       The Depository and Settlement Institution, Custodian Bank or Securities Company shall, if requested by the relevant shareholder, issue a recordation note as confirmation to the shareholder becoming the holder of securities account and as a proof of recordation with respect to the holding of a number of shares by the relevant shareholder as recorded in his Securities account in the Collective Custody, provided, however, that the recordation note as the confirmation shall be signed in the name of the Depository and Settlement Institution or Custodian Bank or the Securities Company maintaining the Collective Custody as a proof of recordation in the Securities account.

7.       In the Collective Custody, any share issued by the Company from the same classification shall be equal and exchangeable one to another.

8.       The Company shall refuse the recordation of shares transfer to the Collective Custody, if the shares are lost or destroyed, unless the shareholder asking for such transfer could provide an adequate proof of guarantee properly acceptable to the Company that the relevant shareholder is truly the beneficial owner of the lost or destroyed shares and the shares are truly lost or destroyed.

9.       The Company shall refuse to record any transfer of shares to the Collective Custody, if the shares are pledged, placed under seizure based on the Court’s order or seized for examination of any criminal case.

10.    Any Securities account holder whose shares are recorded in the Collective Custody in the Depository and Settlement Institution or the Securities sub-account holder, whose shares are recorded in the Securities account owned by the Custodian Bank or the Securities Company shall be entitled to cast votes in any General Meeting of Shareholders proportionate to the number of shares he owns in the Securities account.

11.    Any Securities account holder entitled to cast vote in a General Meeting of Shareholders shall be a party whose name is recorded as a Securities account holder in the Depository and Settlement Institution or whose name is recorded as a Securities sub-account holder in the Securities account owned by the Custodian Bank or the Securities Company one (1) workday prior to the date of summons to the General Meeting of Shareholders.

12.    The Custodian Bank or Securities Company shall submit a list of Securities account holders or Securities sub-account holders and the number of  shares of the Company held by the respective Securities account holders or Securities sub-account holders in the Custodian Bank or Securities Company to be further submitted to the Company no later than one (1) workday prior to the date of summons to the General Meeting of Shareholders to be recorded in the Register of Shareholders especially maintained in the framework of the holding of the relevant General Meeting of Shareholders.

13.    The Investment Manager shall have the right to be present and cast vote in a General Meeting of Shareholders for  any shares included in the Collective Custody in the Custodian Bank constituting a part of the Investment Fund Securities portfolio in the form of Collective Investment Contract and not included in the Collective Custody in the Depository and Settlement Institution, provided, however, that the Custodian Bank gives the name of the Investment Manager at the latest one (1) workday prior to the date of summons to the General Meeting of Shareholders.

14.    The Company shall submit the dividends, bonus shares, or any other rights in connection with the ownership of shares in the Collective Custody to the Depository and Settlement Institution, and further the Depository and Settlement Institution shall submit the dividends, bonus shares, or any other rights to the Custodian Bank and or the Securities Company listed as the account holders in the Depository and Settlement Institution, to be further presented to the Securities account holders in the Custodian Bank and/or Securities Company.

15.    The Company shall submit the dividends, bonus shares or any other rights in connection with the ownership of shares to the Custodian Bank for the shares in the Collective Custody of the Custodian Bank constituting a part of the Investment Fund Securities portfolio in the form of Collective Investment Contract and not included in the Collective Custody in the Depository and Settlement Institution.

16.    The deadline for deciding the Securities account holders entitled to receive dividends, bonus shares, or any other rights in connection with the ownership of shares in the Collective Custody shall be determined by or based on a resolution of a General Meeting of Shareholders, provided, however, that the Custodian Bank and Securities Company shall submit a list of the Securities account holders and the number of shares of the Company owned by the respective Securities account holders on the date serving as the basis for deciding the shareholders entitled to receive dividends, bonus shares or any other rights to the Depository and Settlement Institution, which shall further submit the consolidated list to the Company’s Board of Directors at the latest one (1) workday after the date that serves as the basis for deciding the shareholders entitled to receive the dividends, bonus shares or other rights.

TRANSFER OF SHARES

Article 9

1.       In case of any change of ownership of a share, the original owner who has been recorded in the Register of Shareholders shall remain considered as the shareholder until the name of the new shareholder has been recorded in the Company’s Register of Shareholders with due observance of the laws and regulations and provisions of Stock Exchange in Indonesia, where the Company’s shares are listed.

2.       Any transfer of shares shall be based on a deed of transfer signed by the transferor and the transferee or their authorized representatives or based on other documents adequately proving such transfer in the opinion of the Board of Directors without prejudice to the provisions herein and with due observance of the laws and regulations in Capital Market in Indonesia.

3.       The Deed of transfer or any other documents as referred to in paragraph 2 shall be in the form as specified by and/or acceptable to the Board of Directors and the copies of which shall be submitted in writing to the Company, provided that the document of transfer of shares listed on the Stock Exchange in Indonesia complies with the laws and regulations in Capital Market in Indonesia, including the regulations prevailing in Stock Exchange in Indonesia, where the Company’s shares are listed.

4.       The transfer of shares included in the Collective Custody shall be conducted by account transfer from one Securities account to the other Securities account in the Depository and Settlement Institution, Custodian Bank and Securities Company.

5.       The transfer of shares shall be allowed only if all provisions in the Articles of Association have been complied with.

6.       The transfer of shares shall be properly recorded in the Register of Shareholders, relevant share certificate and collective certificate.

7.       The record shall be signed by the President Director and President Commissioner or their authorized proxies or by the Administration Bureau appointed by the Board of Directors.

8.       The Board of Directors may, at its own discretion and by giving the reason therefor, refuse to record any transfer of shares in the Register of Shareholders, if the provisions in the Articles of Association are not complied with or if any of the requirements of the transfer of shares is not fulfilled.

9.       If the Board of Directors refuses to record the transfer of shares, the Board of Directors shall deliver a notice of refusal to the party intending to transfer his right at the latest thirty (30) days after the date the request for registration is received by the Board of Directors, provided, however, that the Company’s shares listed on the Stock Exchange in Indonesia shall be subject to the laws and regulations in Capital Market in Indonesia.

10.    The Register of Shareholders shall be closed one (1) workday prior to the date of advertisement of the summons to a General Meeting of Shareholders, to decide the names of shareholders who are entitled to attend the meeting.

11.    Any person obtaining the right to a share for the death of a shareholder or for any other reason causing the ownership of a share to be legally transferred shall, by submitting a written request and attaching his proof of right as required by the Board of Directors, be registered as a holder of the share.

12.    The registration shall only be conducted if the Board of Directors can well accept the proof of transfer without prejudice to the provisions in the Articles of Association and the laws and regulations in Capital Market in Indonesia.

13.    All limitation, prohibition and provisions in the Articles of Association regulating the right to transfer shares and the registration of the transfer of shares shall also apply mutatis mutandis to any transfer based on paragraph 10 of this Article.

14.    Any transfer of shares listed on the Stock Exchange in Indonesia shall be subject to the provisions of the laws and regulations in Capital Market in Indonesia, while the right to ‘A’ Dwiwarna share shall be non-transferable to any party whosoever.

GENERAL MEETING OF SHAREHOLDERS

Article 10

1.       General Meeting  of Shareholders in the Company shall be:

  Annual General Meeting of Shareholders as referred to in Article 11 hereof.
  Other General Meeting of Shareholders, hereinafter referred to as Extraordinary General Meeting of Shareholders, i.e. the General Meeting of Shareholders held at any time deemed necessary as regulated in Article 12 hereof.

2.       The term General Meeting of Shareholders herein shall mean both, i.e. the Annual General Meeting of  Shareholders and Extraordinary General Meeting of Shareholders, unless expressly stated otherwise.

3.       A General Meeting of Shareholders, in miscellaneous items of the agenda, shall not be entitled to pass any resolutions, unless all Shareholders are present and/or represented in the General Meeting of  Shareholders and approve the addition to the items of the meeting agenda, and the decision on the additional agenda items of the General Meeting of Shareholders shall be unanimously approved.

ANNUAL GENERAL MEETING OF SHAREHOLDERS

Article 11

1.       An Annual General Meeting of Shareholders shall be held annually, at the latest at the end of June each year after  the closing of the Company’s books and accounts.

2.       In an Annual General Meeting  of Shareholders:

  The Board of Directors shall submit an annual report as referred to in Article 23 paragraph 7.
  The Board of Directors shall propose the Company’s profit appropriation.
  A public accountant firm registered in the Capital Market Supervisory Agency as proposed by the Board of Commissioners shall be appointed to conduct an audit on the Company’s Financial Statements of the current year, including the internal control audit on the financial reporting subject to the prevailing provisions of the capital market authority where the Company’s shares are registered and/or listed.
  The Board of Directors may propose any other matters in the Company’s interest based on the provisions of the Articles of Association.

3.       The approval of Annual Report, including the ratification of financial statements by an Annual General Meeting of Shareholders shall mean giving full acquittal and discharge to members of the Board of Directors and Board of Commissioners of the management and supervision actions performed  during the past financial year, in so far such action is reflected in the Annual Report and Financial Statements.

4.       If the Board of Directors or Board of Commissioners fails to hold an Annual General Meeting of Shareholders at the designated time, one (1) or more shareholders holding at least one tenth (1/10) of the total number of shares with valid voting rights shall be entitled to summon by themselves the Annual General Meeting of Shareholders at the expense of the Company subject to the permission of the Chairman of the District Court whose jurisdiction covers the Company’s domicile.

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

Article 12

1.       The Board of Directors shall  be authorized to hold an Extraordinary General Meeting of Shareholders.

2.       The Board of Directors shall  summon and hold an Extraordinary General Meeting of Shareholders at the written request of the Board of Commissioners or one (1) or more shareholders holding at least one tenth (1/10) of the total number of shares with valid voting rights.

The written request shall be submitted in writing by specifying the matters to discuss along with the reasons thereof.

3.       If the Board of Directors fails to serve notice to hold an Extraordinary General Meeting of Shareholders referred to in paragraph 2 after the period of fifteen (15) days from the receipt of the request letter to be subsequently followed by the summons based on the laws and regulations, the Board of Commissioners may serve notice and summons to the General Meeting of Shareholders by itself.

4.       If the Board of Commissioners fails to serve notice to hold an Extraordinary General Meeting of Shareholders as referred to in paragraph 2 after the period of fifteen (15) days from the receipt of the request letter to be subsequently followed by the summons based on the laws and regulations, the relevant shareholder signing the request letter shall be entitled to notify and convene the meeting by himself at the expense of the Company subject  to the permission of the Chairman of District Court whose jurisdiction covers the Company’s domicile.

5.       The holding of the meeting as referred to in paragraph 4 shall comply with the order of the Chairman of District  Court giving such permission.

VENUE OF AND SUMMONS TO GENERAL MEETING OF SHAREHOLDERS

Article 13

1.       A General Meeting of Shareholders shall be held in the Company’s domicile or at the place of main activity of the Company or in the domicile of Stock Exchange in Indonesia where the Company’s shares are listed.

2.       At least fourteen (14) days prior to the serving of summons to a General Meeting of Shareholders without  calculating the date of notice and date of summons, the party entitled to serve summons shall notify the shareholders by placing an advertisement in at least two (2) daily newspapers in the Indonesian language having wide circulation in the territory of the Republic of Indonesia and in one (1) daily newspaper in the English language.

3.       The summons to a General Meeting of Shareholders shall be served to the shareholders by advertisement in at least two (2) daily newspapers in the Indonesian language having wide circulation in the territory of the Republic of Indonesia and in one (1) daily newspaper in the English language as determined by the Board of Directors.

The summons to a General Meeting of Shareholders shall be served at least fourteen (14) days prior to the date of General Meeting of Shareholders without calculating the date of summons and date of Meeting.

4.       The summons to a General Meeting of Shareholders shall contain the day, date, time, venue and agenda of the meeting along with the information that the materials to discuss in the meeting are available in the Company’s office from the day of summons until the date of meeting. The summons to an Annual General Meeting of Shareholders shall also contain that the annual report referred to in Article 23 has been made available in the Company’s office effective from the date of summons to the meeting and that copies of the balance sheet and profit/loss accounts of the previously passing financial year can be obtained from the Company at the written request of the shareholders.

5.       Any proposal of the shareholders  shall be entered in the agenda of a General Meeting of Shareholders if:

  the relevant proposal has been submitted in writing to the Board of Directors by one or more Shareholders holding at least one tenth (1/10) of the total number of shares with valid voting rights;
  The relevant proposal has been received by the Board of Directors at least seven (7) days prior to the date of summons to the relevant meeting.
  in the opinion of the Board of Directors, the proposal is considered directly relating to the Company’s business.

CHAIRMAN AND MINUTES OF GENERAL MEETING OF SHAREHOLDERS

Article 14

1.       The General Meeting of Shareholders shall be presided over by the President Commissioner.

2.       In case the President Commissioner is absent or prevented for any reasons whatsoever, of which impediment no  evidence to any third party shall be required, the General Meeting of Shareholders shall be presided over by a member of the Board of Commissioners.

3.       In case none of members of the Board of Commissioners is present or they are all prevented for any reasons, of which impediment no evidence to any third party shall be required, the General Meeting  of Shareholders shall be presided over by the President Director.

4.       In case the President Director is absent or prevented for any reasons whatsoever, of which impediment no evidence to any third party shall be required, the General Meeting of Shareholders shall be presided over by Vice President Director.

5.       In case Vice President Director is absent or prevented for any reasons whatsoever, of which impediment no evidence  to any third party shall be required, or in case no Vice President Director is appointed, the General Meeting of Shareholders shall be presided over by any member of the Board of Directors.

6.       In case none of members of the Board of Directors is present or they are all prevented for any reasons whatsoever, of which impediment no evidence to any third party shall be required, the General Meeting of Shareholders shall be presided over by a person elected by and from amongst those present in the General Meeting of Shareholders.

7.       The meeting participants shall prove their authority to be present in the meeting, i.e. based on the requirements specified by the Board of Directors or Board of Commissioners contained in the summons to the meeting provided, however, that any shares listed on the Stock Exchange in Indonesia shall be subject to the laws and regulations in Capital Market in Indonesia.

8.       Meeting Minutes of anything discussed and resolved in a General Meeting of Shareholders shall be drawn up by the Notary.

9.       The Meeting Minutes shall serve as valid evidence to all shareholders and any third party on any resolutions and any proceedings of the meeting.

QUORUM, VOTING RIGHTS AND RESOLUTIONS

Article 15

1.       a.     A General Meeting of Shareholders may be held if it is attended by the shareholders representing more than a half (1/2) of the total number of shares with voting rights issued by the Company, unless otherwise herein contained.

  Failing to reach the quorum referred to in paragraph 1.a., the summons to the second meeting may be served without being preceded by any announcement/notice about the serving of the summons to the Meeting.

The summons to the second meeting shall contain that the first meeting has been held but failing to reach the prescribed quorum.

  The second meeting shall be held at the earliest ten (10) days and at the latest twenty-one (21) days effective from the First Meeting on the same terms and with the same agenda as required for the First Meeting, except for the quorum requirements specified in point d and the summons that shall be served at the latest seven (7) days prior to the second meeting without calculating the date of summons and the date of Meeting.
  The second meeting shall be valid and entitled to pass binding resolutions, if it is attended by the shareholders or the authorized proxies of the shareholders holding at least one third (1/3) of the total number of shares with valid voting rights.
  Failing to reach the quorum of the second meeting, at the Company’s request, a third meeting may be held with the quorum of attendance, number of votes to pass resolutions, summons and time to hold the Meeting to be determined by the authorized agency based on the laws and regulations.

2.       A shareholder may be represented by any other shareholder or any other person by virtue of power of attorney.

The power of attorney shall be prepared and signed in the form decided by the Company’s Board of Directors without prejudice to the provisions of the laws and regulations on civil proof and shall be submitted to the Board of Directors at least three (3) workdays prior to the date of the relevant General Meeting of Shareholders.

The meeting chairman shall be entitled to ask that the power of attorney to represent the shareholders be shown to him in the meeting.

3.       In the meeting, each share shall give the right to its owner to cast one (1) vote.

4.       Members of the Board  of Directors, members of the Board of Commissioners and employees of the Company may act as proxies in the meeting, however the votes they cast as proxies in the meeting shall not be counted in voting.

5.       Voting on individuals shall be conducted by unsigned folded ballots, while on other matters shall be verbally, unless the meeting chairman decides otherwise without any objection of one (1) or more shareholders jointly representing at least one-tenth (1/10) of the total number of shares with valid voting rights.

6.       Blank votes or abstain shall be deemed issue the same votes with a majority vote of shareholders who make a vote.

7.       All resolutions shall be passed in deliberation for a consensus.  Failing this mode of settlement, the resolutions shall be passed by voting based on the affirmative votes of more than a half (1/2) of the number of votes cast lawfully in the meeting, unless it is determined otherwise in the Articles of Association as regulated in Article 16 paragraph 7, Article 17 paragraph 8, Article 19 paragraph 7, Article 27 paragraph 2, Article 28 paragraph 1 and Article 29 paragraph 1 hereof.

In case the proposed resolution submitted does not obtain affirmative votes of over a half (1/2) of the number of votes cast, the voting shall be repeated on two (2) proposals obtaining the majority votes, until one of the two proposals has obtained more than a half (1/2) of the total number of votes cast.

If the number of affirmative votes is equal to the number of negative votes, if it concerns individuals, a lot shall be drawn, but if it concerns other matters the proposal shall be considered refused.

8.       a.     Any resolution relating to transactions having conflict of interests as referred to in Article 30 paragraph 1 hereof shall be passed in a General Meeting of Shareholders specially held for such purpose that is attended by independent shareholders, i.e. shareholders having no conflict of interests on such transactions (hereinafter referred to as “Independent Shareholders”), who have more than a half (1/2) of the total number of shares with valid voting rights held by all Independent Shareholders without prejudice to the provision of paragraph 1 point a of this Article, and the resolution shall be passed based on the affirmative votes of all Independent Shareholders who have more than a half (1/2) of the total number of shares with valid voting rights.

  In passing any resolutions, the main shareholders, members of the Board of Directors and members of the Board of Commissioners who have conflict of interests with the transactions that are decided shall not be entitled to give any recommendations or opinions.
  Any resolution passed by Independent Shareholders shall be confirmed by the whole meeting quorum to be followed by all shareholders present in the meeting, including Shareholders having conflict of interests.
  If in the first meeting, the number of Independent Shareholders who are present or represented apparently does not meet the required quorum stipulated in the first Meeting, at the Company’s request, a second meeting may be held after the summons to the meeting has been served (however without notification for the Meeting summons as referred to in Article 13), provided that the meeting is attended or represented by Independent Shareholders who hold more than a half (1/2) of the total number of shares with valid voting rights and the resolutions shall be passed based on the affirmative votes of more than a half (1/2) of the total number of shares held by the Independent Shareholders who are present / represented in the meeting.
  If the quorum in the second meeting is also not met, at the Company’s request, the third meeting may be held with the quorum of attendance,  number of votes to pass resolutions, summons and time to hold the Meeting to be determined by the Chairman of the Capital Market and Financial Institution Supervisory Agency and based on the provisions of the laws.

9.       Any matters submitted by the shareholders during the discussion or voting in the General Meeting of Shareholders shall meet the conditions as follows:

  in the opinion of the Meeting Chairman, they are directly relating to one of the items of the relevant meeting agenda; and
  the matters are proposed by one or more shareholders jointly holding at least one-tenth (1/10) of the total number of shares with valid voting rights; and
  in the Board of Directors’ opinion the proposal is considered directly relating to the Company’s business.

BOARD OF DIRECTORS

Article 16

1.     a.     The Company’s management shall be executed by the Board of Directors under the supervision of the Board of Commissioners.

  The Board of Directors shall consist of at least three (3) members with the following composition:

(i)    one President Director;

(ii)   one Vice President Director (if appointed); and

(iii)  one or more Directors.

2.       Eligible to be appointed as members of the Board of Directors shall be individual persons of Indonesian citizenship who are capable of taking legal actions, unless in the period of five (5) years prior to their appointment, they have ever:

  been declared bankrupt;
  become members of the Board of Directors or members of the Board of Commissioners or members of the Supervisory Board who are stated guilty of causing a Company or Public  State Corporation to be declared bankrupt; or
  been sentenced for committing an offence that harms the state’s and / or BUMN’s finance and / or relating to financial sector.

3.       The fulfillment of the requirements referred to in paragraph 2 of this Article shall be proven by a statement signed by the prospective members of the Board of Directors and the statement is kept by the Company.

4.       Besides fulfilling the requirements referred to in paragraph 2 of this Article, the appointment of members of the Board of Directors shall be conducted by considering the expertise, experience and other requirements based on the laws and regulations.

5.       The appointment of members of the Board of Directors who do not comply with the requirements as referred to in paragraph 2 of this Article shall be null and void by law since the time when other members of the Board of Directors or Board of Commissioners find out the incompliance with such requirements.

6.       Besides the requirements in paragraph (2) of this Article, between members of the Board of Directors and members of the Board of Commissioners, there shall be no family relationship  up to the third (3rd) degree, both in a direct line and a collateral line, or any relation arising from marriage or any marital relationship (in-laws).

In case of any occurrence of the condition referred to above, the General Meeting of Shareholders shall be authorized to dismiss one of them.

7.       Members of the Company’s Board of Directors shall be appointed from the candidates nominated by the Holder of ‘A’ Dwiwarna  Share and have passed the nomination process based on the provisions of the laws and the nomination shall bind the General Meeting of Shareholders.

Members of the Board of Directors shall be appointed and dismissed by the General Meeting of Shareholders, which must be attended by the Holder of ‘A’ Dwiwarna  Share and one or more Shareholders who hold more than a half (1/2) of the total number of shares with valid voting rights issued by the Company and the meeting resolution shall be approved by the Holder of ‘A’ Dwiwarna  Share and one or more Shareholders holding more than a half (1/2) of the total number of votes lawfully cast in the meeting.

8.       The term of office of each member of the Board of Directors shall be five (5) years, which mean effective from the date that determined by General Meeting of Shareholders of his appointment until the closing of the fifth General Meeting Shareholders after his appointment.

After their term of office has expired, members of the Board of Directors may be reappointed only for one (1) term of office by the General Meeting of Shareholders.

9.       The provisions on the term of office of members of the Board of Directors shall be without prejudice to the right of the General Meeting of Shareholders to dismiss members of the Board of Directors at any time prior to the expiration of their term of office by specifying the reason thereof.

The reasons for dismissal as referred to above shall be among others, if such members of the Board of Directors:

a.       are unable to meet their duties agreed in the management contract; or

b.       are unable to perform their duties properly; or

  do not carry out the provisions of the laws and regulations and/or the provisions of the Articles of Association; or

d.       are involved in actions harming the Company and / or the State;

e.        are stated guilty by a Court’s judgment that has become final and binding;

f.        have submitted a request of resignation.

10.    Besides the reason for dismissal of members of the Board of Directors as referred to above, members of the Board of Directors may be dismissed by the General Meeting of Shareholders based on other reasons considered appropriate by the General Meeting of Shareholders in the Company’s interest and purpose.

11.    The plan of dismissal of members of the Board of Directors as referred to in paragraph 9 of this Article shall be notified by the Holder of ‘A’ Dwiwarna  Share to the Board of Directors concerned in writing within no later than fourteen (14) days prior to the date of the General Meeting of Shareholders.

12.    The decision of dismissal as referred to in paragraph 9 points a, b, c and d and paragraph 10 of this Article shall be made after the persons concerned have been given the opportunity to defend themselves in the General Meeting of Shareholders.  Such dismissal shall be effective as of the conclusion of the General Meeting of Shareholders deciding such dismissal.

13.    If for any reasons whatsoever the position of a member of the Board of Directors is vacant, such vacancy shall be filled at the latest in the next General Meeting of Shareholders.

In so far the position is vacant and his successor is still not available or has not held the position, another Director appointed based on decision of the Board of Directors Meeting shall perform the Director’s job with the same power and authority.

14.    If for any reasons whatsoever the Company does not have the Board of Directors or the positions of all members of the Board of Directors are vacant, the Board of Commissioners shall temporarily take the management action.

Within no later than sixty (60) days upon such vacancy, the Company shall hold a General Meeting of Shareholders to fill the vacancy.

15.    Members of the Board of Directors may be suspended by the Board of Commissioners as regulated in Article 20 paragraphs 8 to 12, if they act in conflict with these Articles of Association or indicate to conduct actions harming the Company or neglect their duties or there is an urgent reason for the Company.

16.    A member of the Board of Directors shall be entitled to resign from his position by giving a written notification regarding his intention to the Company with copy to the Holder of ‘A’ Dwiwarna  Share, Board of Commissioners and other members of the Company’s Board of Directors no later than sixty (60) days prior to the date of his resignation.

−         If the request of resignation does not specify the effective date of resignation and there is no resolution of the General Meeting of Shareholders regarding such resignation, such member of the Board of Directors shall effectively resign after the period of sixty (60) days from the date of receipt of the request letter of resignation has lapsed.

−         If any member(s) of the Board of Directors resign(s), causing the number of members of the Board of Directors to become less than three (3) persons, such resignation shall be valid, if it has been resolved by the General Meeting of Shareholders and the new member(s) of the Board of Directors has/have been appointed in order to meet the required minimum number of members of the Board of Directors.

17.    A member of the Board of Directors who resigns before or after his term of office has expired may be requested to give accountability of his actions that has not been accounted to the General Meeting of Shareholders.

18.    Members of the Board of Directors shall be given salary and other allowances, including retirement benefit, which amounts are determined based on a resolution of a General Meeting of Shareholders and such authority may be delegated by the General Meeting of Shareholders to the Board of Commissioners.  In case the authority of the General Meeting of Shareholders is delegated to the Board of Commissioners, the amounts of salaries and allowances shall be decided based on resolution of the Board of Commissioners meeting.

19.    The position of a member of the Board of Directors shall end, if:

  he dies;
  his term of office has expired;
  he is dismissed based on a resolution of a General Meeting of Shareholders;
  he no longer complies with the requirements as member of the Board of Directors based on the provisions of the Articles of Association and the laws and regulations.
  he resigns based on the provision of paragraph 18.

20.    The provision referred to in paragraph 21 point d shall include, but not limited to prohibited double positions.

21.    Members of the Board of Directors shall not serve other position concurrently as specified hereunder:

a.       member of the Board of Directors in other State-Owned Enterprise, Regional-Owned Enterprise or private company or other position conducting the company’s management;

b.       member of the Board of Commissioners / Supervisory Board in a State-Owned Enterprise;

c.        other structural and functional position in the agency / institution of central or regional government;

d.       other position based on the provisions of the laws and regulations, member of the management of political party and / or prospective / member of legislative and or prospective regional head / regional deputy head; and or

e.        other position that may cause conflict of interests directly or indirectly with the Company and / or conflicting with the laws and regulations.

DUTIES AND AUTHORITIES OF THE BOARD OF DIRECTORS

Article 17

1.       The Board of Directors shall be assigned to take all actions relating to the Company’s management in the Company’s interest and according to the Company’s purpose and objective.

2.       Each member of the Board of Directors shall have the right and authority to act for and on behalf of the Board of Directors to represent the Company in and outside the Court on any matters and in any events, to bind the Company with other party and other party with the Company, and to take all actions either regarding the management or ownership with the limitation stipulated in paragraph 6 of this Article, and with due observance of the laws and regulations in Capital Market in Indonesia.

3.       Each member of the Board of Directors shall, in good faith and with full responsibility, perform his duties in the interest and for the business of the Company with due observance of the laws and regulations.

4.       Each member of the Board of Directors shall be personally responsible for the Company’s loss, if he is guilty or fails to perform his duties based on the provisions of the laws and regulations.

However, the member of the Board of Directors may not be requested to give accountability of the Company’s loss, if he is able to prove that:

  the loss is not due to his fault or negligence;
  he has conducted the management in good faith and prudentially in the interest and according to the purpose and objective of the Company;
  he has no conflict of interests, directly or indirectly, with the management action causing a loss; and
  has taken an action to prevent any occurrence or continuation of such loss.

5.       A member of the Board of Directors shall have no right to represent the Company, if:

  any case occurs in the Court between the Company and such member of the Board of Directors; or
  such member of the Board of Directors has conflict of interests with the Company.

6.       Actions of the Board of Directors that should obtain the written approval of the Board of Commissioners:

  to buy and / or sell other company’s shares through stock exchange exceeding a certain number stipulated in decision of the Board of Commissioners;
  to conduct equity participation or dispose of equity participation in other business entity not conducted through Stock Exchange and the amount exceeds that stipulated in the decision of the Board of Commissioners;
  to conduct establishment, merger, dissolution, acquisition, transfer, separation and dissolution of subsidiary;
  to transfer, exchange, sell or buy business segments;
  to make license agreements and / or management contracts; regarding the terms and conditions and the types of license agreement and / or management contract that need the approval of the Board of Commissioners shall be regulated further in decision of the Board of Commissioners.
  to conduct transfer of fixed assets and other assets owned by the Company of the amount exceeding a certain amount stipulated in decision of the Board of Commissioners;
  to write-off any bad debt and inventory of any non-productive goods, which value exceeds a certain amount stipulated in decision of the Board of Commissioners;
  to bind the Company as guarantor (borg or avalist) causing the finance to exceed a certain amount stipulated in decision of the Board of Commissioners;
  to receive or give medium / long-term loans and to receive short-term loans that are not operational by nature, exceeding a certain amount stipulated in the Company’s work program and budget ratified in the decision of the Board of Commissioners;
  to nominate members of the Board of Directors and / or Commissioners in the subsidiaries:

(i)             which financial statements are consolidated with the Company’s; and

(ii)           which gives contribution of income of minimum thirty percent (30%) of the Company’s total consolidated operating income.

The Board of Commissioners’ approval specially relating to this point j shall be based on the resolution of the Board of Commissioners meeting approved by all members of the Board of Commissioners.

The intended written approval shall be articulated in the form of decision of the Board of Commissioners signed by the President Commissioner and a member of the Board of Commissioners based on the resolution of Board of Commissioners meeting.

7.       The Board of Directors action as referred to in paragraph 6 point a to point i above shall first obtain the approval of the General Meeting of Shareholders in case the value of transaction to be conducted by the Company is material and comply with the provisions and requirements as stipulated in the regulation of capital markets.

−         In the terms of the transaction to be executed does not reach the value of material as stipulated in the regulation of capital markets, but will affect significantly to the company’s main business, both from the operational aspect, financial and commercial, Board of Directors and/or Board of Commissioners can propose to be decided in General Meeting of Shareholders.

8.       In taking the legal action to transfer, renounce right or encumber all or a part of the Company’s assets of the value exceeding fifty percent (50%) of the total Company’s net assets value, either in a single transaction or several independent or related transactions in one financial year, the Board of Directors shall obtain the approval of the General Meeting of Shareholders that is attended or represented by the shareholders having at least three fourths (3/4) of the total number of shares with voting rights and approved by at least three fourths (3/4) of the total number of votes cast in the meeting.

Failing to reach the prescribed quorum in the meeting, at the earliest ten (10) days and at the latest twenty-one (21) days after the first meeting, a second meeting may be held with the same agenda as in the first meeting.

The summons to the meeting shall be served no later than seven (7) days prior to the second meeting excluding the date of summons and the date of meeting, and for the summons to such meeting, prior notification / announcement shall not be required and such second meeting shall be attended or represented by the shareholders who hold at least two thirds (2/3) of the total number of shares with valid voting rights and approved by at least three fourths (3/4) of the total number of votes cast in the meeting.

Failing to reach the quorum of the second meeting, at the Company’s request a third meeting may be held with the quorum of attendance, number of votes to pass resolutions, summons and time to hold the Meeting to be determined by the authorized agency based on the laws and regulations.

9.       Without prejudice to its responsibility, the Board of Directors shall also, for certain actions, have the authority to appoint one or more persons as its proxy(ies) on the conditions stipulated by the Board of Directors in a special power of attorney, such authority shall be exercised pursuant to the Articles of Association.

10.    In carrying out their duties, members of the Board of Directors shall comply with the Company’s Articles of Association and the laws and regulations and shall perform the principle of professionalism, efficiency, transparency, independency, accountability, responsibility and fairness.

11.    The distribution of duties and authorities of each member of the Board of Directors shall be stipulated based on any Resolution of the General Meeting of Shareholders and in case the General Meeting of Shareholders fails to pass resolution pertaining thereto, the distribution of duties and authorities of members of the Board of Directors shall be decided based on the Board of Directors’ resolution.

12.    In administering and / or managing the Company, the Board of Directors shall comply with any resolutions passed in the General Meeting of Shareholders and the Board of Commissioners in so far they are not conflicting with the laws and regulations and / or these Articles of Association.

BOARD OF DIRECTORS MEETING

Article 18

1.       The Board of Directors meeting may be held any time deemed necessary at the request of one or more members of the Board of Directors or at the request of the Board of Commissioners meeting or at the written request of one (1) or more shareholders jointly representing one tenth (1/10) or more of the total number of shares with voting rights.

2.       The summons to the Board of Directors meeting shall be served by members of the Board of Directors who are entitled to represent the Board of Directors pursuant to the provisions of Article 17 paragraph (2) hereof.

3.       The summons to the Board of Directors meeting shall be served by registered mail or a letter hand-delivered to each member of the Board of Directors against receipt or by facsimile or other electronic media at least three (3) days prior to the meeting, without calculating the date of summons and the date of meeting.

In case the matters to be discussed need to be immediately settled, the period of summons may be shortened to no less than one (1) day, without calculating the date of summons and the date of meeting.

4.       The meeting summons shall specify the agenda, date, time and place of meeting.

5.       a.     The Board of Directors meeting shall be held in the Company’s domicile or the Company’s place of main business activity.

If all members of the Board of Directors are present or represented, such prior summons shall not be required and the Board of Directors meeting may be held anywhere in the territory of the Republic of Indonesia and the meeting shall be entitled to pass valid and binding resolutions.

  The Board of Directors meeting as referred to in point a may be held by video conference or any other electronic media that enables all meeting participants to see and hear each other directly and to participate in the Meeting, and with respect thereto, all participants shall be considered present to determine the fulfillment of the required quorum and voting or passing of resolution.

The minutes of the Meeting held by video conference or any other electronic media shall be prepared in writing and circulated to all participating members of the Board of Directors to be approved and signed.

6.       The Board of Directors meeting shall be chaired by the President Director.  In case the President Director is prevented or absent for any reason whatsoever, of which impediment no evidence to any third party shall be required, the Board of Directors meeting shall be chaired by Vice President Director.  In case the Vice President Director is prevented or absent for any reason whatsoever, of which impediment no evidence to any third party shall be required or in case no Vice President Director is appointed, the Board of Directors meeting shall be chaired by another member of the Board of Directors appointed by the Board of Directors meeting.

7.       A member of the Board of Directors meeting may be represented in the Board of Directors meeting only by another member of the Board of Directors by virtue of power of attorney provided exclusively for such purpose.

8.       A member of the Board of Directors may only represent another member of the Board of Directors.

9.       In other agenda items, the Board of Directors meeting shall not be entitled to pass resolutions, unless all members of the Board of Directors or their legal representatives are present and approve the additional items of meeting agenda and approve the decision on the additional items of meeting agenda.

10.    The Board of Directors meeting shall be valid and entitled to pass valid and binding resolutions, if more than a half (1/2) of the number of members of the Board of Directors are present or represented legally in the meeting.

11.    The resolutions of the Board of Directors meeting shall be passed in deliberation for a consensus.

Failing this mode of settlement, the resolution shall be passed by voting based on the majority affirmative votes of the number of votes cast in the meeting.

12.    In a tie vote, the meeting Chairman shall have a casting vote with due observance of the provision on accountability referred to in Article 17 paragraph 4.

13.    a.     Each member of the Board of Directors who is present shall be entitled to cast one (1) vote and one (1) extra vote for each other member of the Board of Directors he so represents.

  Voting on individuals shall be conducted by unsigned folded ballots, while on other matters shall be verbally, unless the meeting Chairman decides otherwise without any objection of the meeting participants.
  Each member of the Board of Directors who is present or represented in the meeting shall give or cast vote.
  In case a member of the Board of Directors does not give any vote (being abstain), such member of the Board of Directors shall observe and be responsible for any resolution of the meeting.
  Invalid votes shall be considered invalidly cast and deemed non-existent and shall not be counted to determine the number of votes cast.

13.    In any Board of Directors meeting, meeting minutes containing any matters discussed, including statement of disapproval / dissenting opinions among members of the Board of Directors, if any, and any resolved matters shall be prepared.

14.    The meeting minutes as referred to in paragraph 14 of this Article shall be signed by the meeting Chairman and all members of the Board of Directors who are present in the meeting.

15.    The Board of Directors may also pass valid resolutions without holding a Board of Directors meeting, provided, however, that all members of the Board of Directors give their approval in writing by signing the submitted proposal.

16.    The resolutions passed in such a manner shall have the same legal force and effect as any resolutions validly passed in the Board of Directors meeting.

BOARD OF COMMISSIONERS

Article 19

1.       a.     The Board of Commissioners shall consist of at least two (2) members, one of them shall be appointed as the President Commissioner.

  The Board of Commissioners is a panel and each member of the Board of Commissioners may not act individually, instead based on the Board of Commissioners resolution.
  The Company shall have an Independent Commissioner who meets the requirements based on the laws and regulations in Capital Market in Indonesia.

2.       Eligible to be appointed as members of the Board of Commissioners shall be individual persons of Indonesian citizenship who are capable of taking legal actions, unless in the period of five (5) years prior to their appointment, they have ever:

  been declared bankrupt;
  become members of the Board of Directors or members of the Board of Commissioners or members of the Supervisory Board who are stated guilty of causing a Company or Public State Corporation to be declared bankrupt; or
  been sentenced for committing an offence that harms the state’s and / or BUMN’s finance and / or relating to financial sector.

3.       Besides fulfilling the requirements referred to in paragraph 2 of this Article, the appointment of members of the Board of Commissioners shall be conducted by considering the integrity, dedication, understanding on the company’s management issues relating to one of management functions, that they have the adequate knowledge in the Company’s business line and are able to give adequate time for performing their duties and other requirements based on the laws and regulations.

4.       The appointment of members of the Board of Commissioners failing to comply with the requirements referred to in paragraph 2 of this Article shall be null and void by law since the time when other members of the Board of Commissioners or Board of Directors find out the non-fulfillment of such requirements.

5.       Members of the Company’s Board of Commissioners shall be appointed from Indonesian Citizens who meet the requirements pursuant to the laws and regulations.  Between members of the Board of Commissioners and between members of the Board of Commissioners and members of the Board of Directors, there shall be no family relationship up to the third (3rd) degree, both in a direct line and a collateral line, or any marital relationship.

In case of any occurrence of the condition referred to above, the General Meeting of Shareholders shall be authorized to dismiss one of them.

6.       The appointment of all members of the Board of Commissioners shall not be at the same time with the appointment of all members of the Board of Directors.

7.       Members of the Board of Commissioners shall be appointed by the General Meeting of Shareholders of the candidates nominated by the Holder of ‘A’ Dwiwarna  Share.  Such nomination shall bind the General Meeting of Shareholders.

Members of the Board of Commissioners shall be appointed and dismissed by the General Meeting of Shareholders, which must be attended by the Holder of ‘A’ Dwiwarna  Share and one or more Shareholders who hold more than a half (1/2) of the total number of shares with valid voting rights issued by the Company and the meeting resolution shall be approved by the Holder of ‘A’ Dwiwarna  Share and one or more Shareholders holding more than a half (1/2) of the total number of votes lawfully cast in the meeting.

8.       The term of office of each member of the Board of Commissioners shall be five (5) years which mean effective from the date that determined by General Meeting of Shareholders of his appointment until the closing of the fifth General Meeting Shareholders after his appointment.

After their term of office has expired, members of the Board of Commissioners may be reappointed only for one (1) term of office by the General Meeting of Shareholders.

9.       The conditions on the term of office of members of the Board of Commissioners shall be without prejudice to the right of the General Meeting of Shareholders to dismiss members of the Board of Commissioners at any time prior to the expiration of their term of office.  Such dismissal may be conducted, if such members of the Board of Commissioners, among others:

  are unable to perform their duties properly;
  do not carry out the provisions of the laws and regulations or the provisions of the Articles of Association; or
  are involved in actions harming the Company or the state;

10.    The plan of dismissal of members of the Board of Commissioners shall be notified by the Holder of ‘A’ Dwiwarna  Share to the members of the Board of Commissioners concerned verbally or in writing within no later than fourteen (14) days prior to the date of the General Meeting of Shareholders.

11.    Members of the Board of Commissioners who will be dismissed shall be given the opportunity to be present in the General Meeting of Shareholders to defend themselves. Such dismissal shall be effective as of the conclusion of the General Meeting of Shareholders deciding such dismissal.

12.    After their term of office has expired, members of the Board of Commissioners may be reappointed only for one (1) term of office by the General Meeting of Shareholders.

13.    Members of the Board of Commissioners shall be given salary / honorarium and / or allowances, including retirement benefit, which amounts shall be decided by the General Meeting of Shareholders.

14.    Members of the Board of Commissioners shall not be allowed to hold any concurrent positions as:

  members of the Board of Directors in State-Owned Enterprises, Regional-Owned Enterprises, Private-Owned Enterprises;
  other positions based on the provisions of the laws and regulations, management members of political parties and / or prospective / members of legislative and or prospective regional heads / regional deputy heads; and / or other positions that may cause conflict of interests.

15.    If for any reasons whatsoever the position of a member of the Board of Commissioners is vacant, such vacancy shall be filled at the latest in the next General Meeting of Shareholders, except the number of members of the Board of Commissioners becomes less than two (2) persons, in such case the General Meeting of Shareholders shall be held within sixty (60) days since such vacancy to fill such vacancy.

16.    A member of the Board of Commissioners shall be entitled to resign from his position by giving a written notification regarding his intention to the Company with copy to the Holder of ‘A’ Dwiwarna  Share, Board of Commissioners and other members of the Company’s Board of Directors no later than sixty (60) days prior to the date of his resignation.

−         If the request of resignation does not specify the effective date of resignation and there is no resolution of the General Meeting of Shareholders regarding such resignation, such member of the Board of Commissioners shall effectively resign after the period of sixty (60) days from the date of receipt of the request letter of resignation has lapsed.

−         If any member(s) of the Board of Commissioners resign(s), causing the number of members of the Board of Commissioners to become less than two (2) persons, such resignation shall be valid, if it has been resolved by the General Meeting of Shareholders and the new member(s) of the Board of Commissioners has / have been appointed in order to meet the required minimum number of members of the Board of Commissioners.

17.    The position of a member of the Board of Commissioners shall end, if:

  his term of office has expired;
  he resigns based on the provision of paragraph 18.
  he no longer complies with the requirements of the laws and regulations.
  he dies;
  he is dismissed based on the General Meeting of Shareholders;

DUTIES AND AUTHORITIES OF THE BOARD OF COMMISSIONERS

Article 20

1.       The Board of Commissioners shall:

  conduct supervision of the Company’s management policy conducted by the Board of Directors and give advice to the Board of Directors, including the Company’s development plan, work program and annual budget, the implementation of the provisions of the Company’s Articles of Association and resolutions of the General Meeting of Shareholders and the laws and regulations in consideration of the Company’s interest.
  perform the duties, authorities and responsibilities pursuant to the provisions of the Company’s Articles of Association and resolutions of the General Meeting of Shareholders;
  study carefully and sign the annual report prepared by the Board of Directors.

2.       In connection with the duties of the Board of Commissioners as referred to in paragraph 1 of this Article, the Board of Commissioners shall be required to:

  give opinion and recommendation to the Annual General Meeting of Shareholders on periodical reports and other reports of the Board of Directors;
  supervise the implementation of the Company’s work program and budget (including investment budget) for the preceding financial year and present the result of its evaluation and opinion to the Annual General Meeting of Shareholders.
  follow the Company’s activity development and in case the Company gives an indication of slowing-down, it shall immediately request the Board of Directors to announce it to the shareholders and give recommendation on any correction measures to be taken;
  give opinion and recommendation to the General Meeting of Shareholders on any other issues deemed significant for the Company’s management;
  propose to the General Meeting of Shareholders, through the Board of Directors, for appointment of the public accountant firm to conduct audit on the Company’s financial statements, including internal control audit on financial reporting, based on the provisions put in place by the Capital Market authority, where the Company’s shares are registered and / or listed;
  give reports on the supervision duty conducted during the financial year that has just passed to the General Meeting of Shareholders;
  conduct other supervision duties stipulated by the General Meeting of Shareholders.

3.       Members of the Board of Commissioners may not be requested to give accountability for the Company’s loss, if they are able to prove that they:

  have conducted supervision in good faith and prudentially in the Company’s interest and according to the Company’s purpose and objective;
  have no personal interest, directly or indirectly, in the management actions of the Board of Directors causing such loss; and
  have given advice to the Board of Directors to prevent such loss from occurring or continuing.

4.       Members of the Board of Commissioners, jointly as well as severally at any time during the Company’s office hours shall be entitled to enter the buildings and premises or other places used or controlled by the Company and to examine all account books, documents and other instruments of proof, inventory of goods, to examine and verify the condition of cash and any other securities, and to know all actions taken by the Board of Directors.

5.       In performing its duties, the Board of Commissioners may request the assistance of an expert for a limited term and establish a Committee required according to the need or the laws and regulations and on the Company’s expense.

6.       The Board of Commissioners shall arrange job distribution amongst them, and  in order to expedite their job, they may be assisted by a secretary whom they appoint.

7.       The Board of Directors or each member of the Board of Directors shall give explanation on any matters inquired by members of the Board of Commissioners or the expert assisting them.

8.       The Board of Commissioners shall at any time be entitled to suspend one or more members of the Board of Directors from their positions, if such member(s) act(s) in conflict with these Articles of Association and the laws and regulations or neglect(s) his / their duties or for any urgent reasons of the Company.

9.       Such suspension shall be notified to the person(s) concerned with the reason for such action.

10.    Within no later than forty-five (45) days after such suspension, the Board of Commissioners shall hold a General Meeting of Shareholders that will decide whether the relevant member(s) of the Board of Directors will be permanently dismissed or reinstated to his / their former position, while such dismissed member(s) of the Board of Directors shall be given an opportunity to be present to defend himself / themselves.

11.    The meeting referred to in paragraph 10 of this Article shall be chaired by the President Commissioner and if he is absent, of which impediment no evidence to any third party shall be required, the meeting shall be chaired by another member of the Board of Commissioners appointed for such purpose by the meeting and if no member of the Board of Commissioners is present, the meeting shall be chaired by a person selected by and from those present and the summons shall be served based on the provisions contained in Article 13 hereof.

12.    If the General Meeting of Shareholders referred to in paragraph 10 of this Article is not held within forty-five (45) days upon the suspension, the suspension shall be automatically null and void by law and the person(s) concerned shall be entitled to resume his / their former position.

BOARD OF COMMISSIONERS MEETING

Article 21

1.       Any resolutions of the Board of Commissioners shall be passed in a Board of Commissioners meeting, to which the Board of Commissioners may invite the Board of Directors.

2.       A Board of Commissioners meeting may be held at least once in a month or at any time deemed necessary by one or more members of the Board of Commissioners or at the written request of the Board of Directors meeting or at the request of one (1) or more shareholders holding at least one tenth (1/10) of the total number of shares with valid voting rights.

3.       The summons to a Board of Commissioners meeting shall be served in writing by the President Commissioner or by a member of the Board of Commissioners appointed by the President Commissioner.

4.       The summons to a Board of Commissioners Meeting shall be served to each member of the Commissioners by registered mail or hand-delivered against a proper receipt or by facsimile or any other electronic media, which shall be immediately confirmed by registered mail at least three (3) days and in any urgent case at least one (1) day prior to the meeting without calculating the date of summons and the date of meeting.

5.       The summons to the Meeting as referred to in paragraph 3 of this Article shall contain the agenda, date, time and place of the meeting.

6.       A Board of Commissioners meeting shall be considered valid if it is held in the Company’s domicile or at the place of its main business activity in the territory of the Republic of Indonesia.

7.       A Board of Commissioners meeting held in a place other than that specified in paragraph 5 of this Article shall be considered valid and may pass resolutions, if it is held within the territory of the Republic of Indonesia and attended by all members of the Board of Commissioners.

8.       The summons to the meeting shall not be required if all members of the Board of Commissioners are present in the meeting.

9.       A Board of Commissioners meeting may be held by video conference or any other means that enables all meeting participants to hear each other and participate in the Meeting and pursuant thereto, all participants shall be considered present to determine the fulfillment of the required quorum and voting or resolutions.

Minutes for a Board of Commissioners meeting held by video conference or any other similar types of communication means shall be prepared in writing and circulated to all participating members of the Board of Commissioners to be examined and approved.

10.    A Board of Commissioners meeting shall be presided over by the President Commissioner, in case the President Commissioner is unable to be present or prevented, of which impediment no evidence to any third party shall be required, the meeting shall be presided over by another member of the Board of Commissioners appointed by and from amongst members of the Board of Commissioners present.

11.    A member of the Board of Commissioners may be represented in a Board of Commissioners meeting only by another member of the Board of Commissioners by virtue of power of attorney especially made for such a purpose.

12.    A Board of Commissioners meeting shall be authorized and entitled to pass binding resolutions only if more than a half (1/2) of members of the Board of Commissioners are present or represented in the meeting.

13.    Any resolutions in a Board of Commissioners meeting shall be passed in deliberation for a consensus.

14.    Failing such mode of settlement, the resolutions shall be passed by voting based on the majority affirmative votes of the total votes cast in the meeting.

15.    In a tie vote, the meeting Chairman shall have a casting vote with due observance of the provision on accountability referred to in Article 20 paragraph 3 hereof.

16.    Each member of the Board of Commissioners shall be entitled to cast one (1) vote plus one (1) extra vote for another member of the Board of Commissioners he so represents.

17.    Voting on individuals shall be conducted by  unsigned folded ballots, while on any other matters shall be verbally, unless the meeting Chairman decides otherwise without any objection based on the majority votes of the meeting participants.

18.    Any member of the Board of Commissioners who is present or represented in the meeting shall give or cast vote.

In case a member of the Board of Commissioners does not give any vote (being abstain), such member of the Board of Commissioners shall observe and be responsible for any resolution of the meeting.

19.    Invalid votes shall be considered non-existent and shall not be counted to determine the number of votes cast in the meeting.

20.    In any Board of Directors meeting, meeting minutes containing any matters discussed, including statement of disapproval / dissenting opinions among members of the Board of Directors, if any, and any resolved matters shall be prepared.

21.    The meeting minutes as referred to in paragraph 20 of this Article shall be signed by the meeting Chairman and a member of the Board of Commissioners present in the meeting.

22.    The resolutions may also be passed in lieu of a Board of Commissioners meeting, provided, however, that all members of the Board of Commissioners have been notified regarding the proposed resolutions and all members of the Board of Commissioners have given their approval as evidenced by their signed consent.

The resolutions passed in such a manner shall have the same legal force and effect as resolutions validly passed in a Board of Commissioners meeting.

23.    A Board of Commissioners meeting, in miscellaneous items of the agenda, shall not be entitled to pass any resolutions, unless all members of the Board of Commissioners or their authorized representatives are present and approve the additional items of meeting agenda.

COMPANY’S WORK PROGRAM AND BUDGET

Article 22

1.       The Board of Directors shall prepare the Company’s Work Program and Budget for each financial year, at least containing:

  The Company’s mission, business target, business strategy, policy and work/activity program;
  The Company’s budget specified in details with respect to each work/activity program budget;
  The financial projection of the Company and its subsidiaries;
  The work program of the Board of Commissioners.

2.       The design of the Company’s Work Program and Budget signed by all members of the Board of Directors shall be submitted by the Board of Directors to the Board of Commissioners no later than sixty (60) days before the relevant financial year of the Company’s Work Program and Budget in order to obtain the Board of Commissioners’ approval.

3.       The design of the Company’s Work Program and Budget shall be approved by the Board of Commissioners no later than December prior to the commencement of the Company’s new financial year.

4.       In case the design of the Company’s Work Program and Budget has not yet been submitted by the Board of Directors and/or the Company’s Work Program and Budget has not yet been approved within the period as referred to in paragraph 3 of this Article, the Company’s Work Program and Budget of the preceding year shall apply.

5.       The Board of Directors shall prepare the Company’s business activity plan for the next five (5) years articulated in the Company’s Long-Term Plan (RJPP) and submitted to the Board of Commissioners for approval.

Any change of the Company’s Long-Term Plan (RJPP) shall be made by the Board of Directors according to the business development and/or a change of assumption, to be subsequently submitted to the Board of Commissioners for approval.

FINANCIAL YEAR AND ANNUAL REPORT

Article 23

1.       The Company’s financial year shall commence from the first (1st) day of January and end on the thirty-first (31st) day of December of the same year.

At the end of December each year, the Company’s books shall be closed.

2.       The Board of Directors shall submit an annual report to a General Meeting of Shareholders after review by the Board of Commissioners within no later than six (6) months after the Company’s financial year ends, based on the laws and regulations, it then shall be signed by all incumbent members of the Board of Directors and incumbent members of Board of Commissioners in the relevant financial year to be submitted to and to obtain the approval and ratification in the Annual General Meeting of Shareholders.

3.       In case there are any members of the Board of Directors and Board of Commissioners who do not sign the annual report, they shall specify the reasons in writing, which shall be stated by the Board of Directors in a separate letter attached to the annual report.

4.       In case there are any members of the Board of Directors or Board of Commissioners who do not sign the annual report as referred to in paragraph 2 of this Article and not give the reasons in writing, they shall be considered approving the content of the annual report.

5.       The annual report audited by a Public Accountant registered in the Capital Market and Financial Institution Supervisory Agency should have been made available in the Company’s Office no later than the date of summons to the Annual General Meeting of Shareholders to be examined by the shareholders.

6.       The Company shall announce the balance sheet and profit and loss statement in two (2) daily newspapers in the Indonesian language having wide circulation in the territory of the Republic of Indonesia based on the provisions of the laws and regulations in capital market and the law of limited liability companies.

7.       The Annual Report as referred to in paragraph 2 shall contain at least:

  the financial statements consisting of the balance sheet of the end of financial year that has just passed in comparison with that of the preceding financial year, profit and loss statement of the relevant financial year, cash flow statement, and statement of equity change, and note on the financial statements;
  the report on the Company’s activities;
  the report of implementation of Social and Environment Responsibilities, and Partnership and Environment Advancement Program (if any);
  the detailed problems arising during the financial year that affect the Company’s business activity;
  the report on the supervisory duties assumed by the Board of Commissioners during the financial year that has just passed;
  the names of members of the Board of Directors and members of the Board of Commissioners;
  the salaries and allowances/facilities for members of the Board of Directors and members of the Board of Commissioners of the Company for the year that has just passed.

REPORTING

Article 24

1.       The Board of Directors shall prepare and submit to the Board of Commissioners periodical reports containing the implementation of the Company’s Work Program and Budget.

2.       The periodical reports referred to in paragraph (1) of this Article cover monthly reports, quarterly reports and annual reports.

3.       Besides the periodical reports as referred to in paragraph (2) of this Article, the Board of Directors may also give special reports to the Board of Commissioners.

4.       The periodical reports and any other reports referred to in paragraphs (1) and (3) of this Article shall be submitted with the form, content and procedure of compilation based on the provisions of the laws and regulations.

5.       The Board of Directors shall submit quarterly reports to the Board of Commissioners no later than thirty (30) days upon expiration of the quarterly period.

6.       The quarterly reports as referred to in paragraph 5 of this Article shall be signed by all members of the Board of Directors.

7.       In case there are members of the Board of Directors who do not sign the quarterly reports referred to in paragraph 6 of this Article, they shall specify the reasons in writing.

APPROPRIATION OF PROFIT

Article 25

1.       The Board of Directors shall submit a proposal to an Annual General Meeting of Shareholders regarding the appropriation of the Company’s net profit in one financial year as specified in the Financial Statements ratified by the Annual General Meeting of Shareholders.  The proposal may state the amount of net income that has not been distributed and will be appropriated as reserve funds referred to in Article 26 hereunder, and the proposal of the amount of dividends that may be distributed, one another without prejudice to the right of a General Meeting of Shareholders to decide otherwise.

2.       In case the Annual General Meeting of Shareholders does not decide any other appropriation, the net profit shall, after deduction by the reserve funds required by the laws and regulations and Articles of Association, be distributed as dividends.

3.       The dividends referred to in paragraph 2 of this Article may be distributed only if the Company has a positive profit balance.

The dividend for one share shall be paid to the person in whose name the share is registered in the Register of Shareholders on a workday to be prescribed by or on the authority of a General Meeting of Shareholders in which a resolution for dividend distribution is passed.

The day of payment shall be announced by the Board of Directors to all shareholders.

Article 13 paragraph 2 shall apply mutatis mutandis to such announcement.

4.       If the profit and loss account in a financial year indicates a loss unable to cover by the reserve fund, the loss shall remain recorded and entered in the profit and loss account and in the following financial year the Company shall be deemed to make no profit in so far the loss recorded and entered in the profit and loss account has not been completely cover, as such without prejudice to the provisions of the laws and regulations.

5.       a.     The Company may distribute interim dividends before the Company’s financial year ends based on a resolution of the Board of Directors meeting at the approval of the Board of Commissioners in consideration of the projected profit earnings and the financial capacity of the Company.

  In case after the financial year has ended the Company obviously suffers a loss, any distributed interim dividends shall be refunded by the shareholders to the Company.
  The Board of Directors and Board of Commissioners shall be jointly and severally responsibility for the Company’s loss, in case the shareholders are unable to refund the interim dividends.

6.       The Company may give percentage of profits to members of the Board of Directors and Board of Commissioners and bonuses to employees, in case the Company’s performance increases as evident from the passing of the prescribed target.

The percentage of profits given to members of the Board of Directors and Board of Commissioners and the bonuses to employees may be given if they have been budgeted and calculated as an expense.

7.       If the percentage of profits to members of the Board of Directors and Board of Commissioners and bonuses to employees are not budgeted and not calculated as an expense in the current year, the Company may give percentage of profits to members of the Board of Directors and Board of Commissioners and bonuses to employees from the net profit.

8.       The profit distributed as dividends left unclaimed within five (5) years after it is available for payment shall be entered in the reserve fund especially allocated for such a purpose.

The dividends in the special reserve fund may be claimed by the entitled shareholders before the period of 10 years has lapsed by presenting the proof of their right to the dividends acceptable to the Company’s Board of Directors.  Any dividends left unclaimed after such period has lapsed shall accrue to the Company.

APPROPRIATION OF RESERVE FUND

Article 26

1.       The Company having the positive profit balance shall set aside a certain amount of the net profit in each financial year to create a required reserve and any other reserves.

2.       The allowance of net profit for the required reserve referred to in paragraph 1 of this Article shall be conducted until the reserve has reached at least twenty (20%) percent of the total subscribed and paid-up capital.

3.       The required reserve referred to in paragraph 1 of this Article that has not reached the amount referred to in paragraph 2 of this Article may be used only to cover the Company’s loss unable to cover by any other reserves.

4.       If the required reserve fund referred to in paragraph 1 of this Article has exceeded the twenty percent (20%) amount, a General Meeting of Shareholders may decide that the excess of the reserve fund be used for the Company’s requirement.

A part of the profit set aside for any other reserve fund shall be determined by a General Meeting of Shareholders after having considered the Board of Directors’ proposal (if any) with due observance of the laws and regulations.

5.       The Board of Directors shall manage the reserve fund in order to generate a profit in a manner it deems appropriate at the approval of the Board of Commissioners with due observance of the laws and regulations.

6.       Any interest and other profits earned from the reserve fund shall be entered in the Company’s profit and loss account.

AMENDMENT TO ARTICLES OF ASSOCIATION

Article 27

1.       Amendment to the Articles of Association shall be decided by a General Meeting of Shareholders.

2.       The General Meeting of Shareholders with the agenda for amendment to the Articles of Association may be held, if it is attended by the Holder of ‘A’ Dwiwarna  share and any other shareholders or their authorized proxies jointly representing at least two thirds (2/3) of the total number of issued shares with voting rights, and the resolution shall be valid if it is approved by the Holder of ‘A’ Dwiwarna  share and any other shareholders or their authorized proxies jointly representing at least two thirds (2/3) of the total number of votes cast in the meeting.

3.       The amendment to the Articles of Association shall be made in a Notarial deed in the Indonesian language.

4.       The amendment to the provisions of the Articles of Association pertaining to any change of the Company’s name and/or domicile, purpose and objective and business activity, duration, amount of authorized capital, reduction of subscribed and paid-up capital, and/or alteration to the Company’s status from private to public Company or vice versa, shall be subject to the approval of the Minister having the duty and responsibility in Law and Human Rights affairs.

5.       The amendment to articles of association not contained in a deed of meeting minutes drawn up by a notary shall be articulated in a notarial deed no later than thirty (30) days effective from the date of resolution of the General Meeting of Shareholders.

6.       The request for approval of the amendment to articles of association and the notification on the amendment to articles of association shall be submitted to the Minister having the duty and responsibility in the Law and Human Rights affairs no later than thirty (30) days effective from the date of notarial deed containing the amendment to the articles of association and registered at the Companies Registry.

7.       Any amendment to Articles of Association other than those concerning the matters specified in paragraph 4 of this Article shall be adequately notified by the Board of Directors to the Minister having the duty and responsibility in the Law and Human Rights affairs.

8.       Failing to reach the quorum of attendance as referred to in paragraph 2 of this Article, at the earliest ten (10) days and at the latest twenty-one (21) days after the first meeting, a second meeting may be held with the same agenda and the same conditions as those required for the first meeting, except for the quorum of attendance and period of summons that shall be served no later than seven (7) days prior to the second meeting without calculating the date of summons and the date of meeting and with respect to the summons to the meeting, no prior notice/announcement shall be required.

9.       The second meeting as referred to in paragraph 8 of this Article shall be authorized and entitled to pass resolutions, if the General Meeting of Shareholders is attended or represented by the Holder of ‘A’ Dwiwarna  share and any other shareholders or their authorized proxies jointly representing at least three fifths (3/5) of the total number of shares with voting rights, and the resolution shall be valid if it is approved by the Holder of ‘A’ Dwiwarna  share and any other shareholders or their authorized proxies jointly representing at least two thirds (2/3) of the total number of votes validly cast in the meeting.

Failing to reach the second meeting quorum, a third meeting may be held at the Company’s request with the quorum of attendance, number of votes to pass resolutions, summons and time to hold the Meeting to be determined by the authorized agency based on the laws and regulations.

10.    The resolution regarding capital reduction shall be informed in writing to the Company’s entire creditors and announced by the Board of Directors in the State Gazette of the Republic of Indonesia and in at least two (2) daily newspapers in the Indonesian language having wide circulation in the territory of the Republic of Indonesia and in one (1) daily newspaper in the English language no later than seven (7) days as of the date of resolution on capital reduction.

MERGER, CONSOLIDATION, ACQUISITION, SEPARATION

Article 28

1.       With due observance of the provisions of the laws and regulations in Capital Market in Indonesia, a merger, consolidation, acquisition and separation may be conducted only based on a resolution of a General Meeting of Shareholders attended by the Holder of ‘A’ Dwiwarna  share and any other shareholders or their authorized proxies jointly representing at least three fourths (3/4) of the total number of shares with voting rights and the resolution shall be approved by the Holder of ‘A’ Dwiwarna  share and any other shareholders or their authorized proxies jointly representing at least three fourths (3/4) of the total number of votes validly cast in the meeting.

2.       Failing to reach the prescribed quorum in the meeting referred to in paragraph 1, at the earliest ten (10) days and at the latest twenty-one (21) days after the first meeting, a second meeting may be held in the same manner as that of the first meeting.  The summons to the meeting shall be served no later than seven (7) days prior to the second meeting excluding the date of summons and the date of meeting and with respect to the summons to the meeting, no prior notice/announcement shall have been served and the second meeting shall be attended by the Holder of ‘A’ Dwiwarna  share and any other shareholders or their authorized proxies jointly representing at least two thirds (2/3) of the total number of shares with voting rights and the resolution shall be approved by the Holder of ‘A’ Dwiwarna  share and any other shareholders or their authorized proxies jointly representing at least three fourths (3/4) of the total number of votes cast in the meeting.

Failing to reach the second meeting quorum, a third meeting may be held at the Company’s request with the quorum of attendance, number of votes to pass resolutions, summons and time to hold the Meeting to be determined by the authorized agency based on the laws and regulations.

3.       The Board of Directors shall announce in at least one (1) daily newspaper in the Indonesian language having wide circulation in the territory of the Republic of Indonesia and in one (1) daily newspaper in the English language the company’s plan of merger, consolidation, acquisition and separation at the latest thirty (30) days prior to the summons to the General Meeting of Shareholders.

4.       The merger, consolidation, acquisition, separation and alteration to the form of legal entity shall be made in a Notarial deed in the Indonesian language.

5.       The provision referred to in Article 15 paragraph 1 point e on the prescription of quorum for the third General Meeting of Shareholders shall mutatis mutandis apply to General Meetings of Shareholders covered in this Article.

DISSOLUTION AND LIQUIDATION

Article 29

1.       With due observance of the provisions of the laws and regulations, the Company’s dissolution may be conducted only based on a resolution of a General Meeting of Shareholders attended by the Holder of ‘A’ Dwiwarna  share and any other shareholders or their authorized proxies jointly representing at least three fourths (3/4) of the total number of shares with voting rights and the resolution shall be approved by the Holder of ‘A’ Dwiwarna share and any other shareholders or their authorized proxies jointly representing at least three fourths (3/4) of the total number of votes validly cast in the meeting.

2.       Failing to reach the prescribed quorum in the meeting referred to in paragraph 1, at the earliest ten (10) days and at the latest twenty one (21) days after the first meeting, a second meeting may be held with the same agenda as the first meeting’s.

3.       The summons to the meeting shall be served no later than seven (7) days prior to the second meeting excluding the date of summons and the date of meeting and with respect to the summons to the meeting, no prior notice/announcement shall have been served and the second meeting shall be attended by the Holder of ‘A’ Dwiwarna  share and any other shareholders or their authorized proxies jointly representing at least two thirds (2/3) of the total number of shares with voting rights and the resolution shall be approved by the Holder of ‘A’ Dwiwarna  share and any other shareholders or their authorized proxies jointly representing at least three fourths (3/4) of the total number of votes validly cast in the meeting.

Failing to reach the second meeting quorum, a third meeting may be held with the quorum requirement subject to the provision of Article 15 paragraph 1 point e.

4.       If the Company is dissolved, either due to the expiration of the duration or based on a resolution of a General Meeting of Shareholders, or stated dissolved based on a Court’s order, liquidation shall be conducted by the liquidator.

5.       The Board of Directors under the supervision of the Board of Commissioners shall act as the liquidator, if in the resolution of a General Meeting of Shareholders or the order referred to in paragraph 4 no liquidator is appointed.

6.       The fee for the liquidators shall be determined by the General Meeting of Shareholders or based on a Court’s order.

7.       The liquidator shall register at the Companies Registry, announce in the State Gazette and in two (2) daily newspapers in the Indonesian language having wide circulation in the territory of the Republic of Indonesia and in one (1) daily newspaper in the English language at the discretion of the Directors and notify the creditors pertaining thereto and report to the competent authority and the Capital Market and Financial Institution Supervisory Agency based on the laws and regulations.

8.       The Articles of Association as contained in this deed and their subsequent amendments shall remain valid until the date of ratification of the liquidation accounts by a General Meeting of Shareholders based on the majority affirmative votes validly cast and the giving of full acquittal and discharge to the liquidators.

9.       The remaining liquidation accounts shall be distributed to the shareholders, who will respectively receive the portions proportionate to the total par value fully paid for the shares in their respective possessions.

10.    The party conducting the liquidation shall also be required to announce the planned distribution of remaining assets after the liquidation in at least two (2) daily newspapers in the Indonesian language having wide circulation in the territory of the Republic of Indonesia and in one (1) daily newspaper in the English language and in the State Gazette of the Republic of Indonesia.

11.    In case the Company is dissolved, the Company may not take legal actions, unless required for settlement of its assets in the liquidation process.

12.    The settlement action referred to in paragraph 11 of this Article shall include:

  Recordation and gathering of the Company’s assets;
  Designing the procedure of assets distribution;
  Payment to the creditors;
  Payment of the remaining assets after liquidation to the General Meeting of Shareholders; and
  Other measures required to take with respect to the assets settlement.

CONFLICT OF INTERESTS

Article 30

1.       To take any legal actions in the form of transactions containing conflict of interests between the personal economic interest of members of the Board of Directors, Board of Commissioners or shareholders and the Company’s economic interest, the Board of Directors requires the approval of a General Meeting of Shareholders as referred to in Article 15 paragraph 8.

2.       a.     In case of any matters in which the Company’s interest is in conflict with the personal interest of any member of the Board of Directors, the Company shall, at the approval of the Board of Commissioners, be represented by another member of the Board of Directors.

  If the conflict of interests concerns the entire members of the Board of Directors, the Company shall be represented by the Board of Commissioners or by a member of the Board of Commissioners appointed by a Board of Commissioners meeting.
  If the conflict of interests concerns the entire members of the Board of Directors or Board of Commissioners, the Company shall be represented by another party appointed by a General Meeting of Shareholders; one another without prejudice to the provision in paragraph 1 of this Article.

SHAREHOLDERS’ RESIDENCES

Article 31

With respect to any matters pertaining to Shareholders being the affairs of the Company, the Shareholders shall be considered residing in addresses recorded in the Register of Shareholders referred to in Article 7 hereof.

CONCLUDING PROVISIONS

Article 32

Provided that it is not separately covered in these Articles of Association, the Law of Limited Liability Companies and any other laws and regulations including regulations in Capital Market shall prevail. Any matters that are not provided or are inadequately covered in these Articles of Association shall be decided by a General Meeting of Shareholders.

−         Finally, the appearer always acting as such states that he hereby confers power on Mr. MARATUA, born in Padang Sidempuan, on the first day of January one thousand nine hundred and seventy-two (1-1-1972), Indonesian National, Employee of Notary’s Office, residing in Jakarta, at Jalan Tahi Bonar Simatupang, Rukun Tetangga 011, Rukun Warga 003, Kelurahan Susukan, Kecamatan Ciracas, East Jakarta, holder of Resident Identity Card (KTP) number: 09.5103.010172.0900, and both jointly and severally with the right of substitution are authorized to apply for approval or gain the notification from Minister of Law and Human Rights of the Republic of Indonesia related to the amendment some provisions of Company’s articles of association and to prepare amendments and/or additions in whatever form which may be called for and required by the competent authorities in order to obtain the approval and for such purposes to submit the applications, sign the applications and other deeds and documents, to choose domicile and further to perform any acts required, nothing exempted.

−         this deed  is concluded at thirty two minutes past nine hours Western Indonesia Standard Time (09:32 WIB);

IN WITNESS WHEREOF;

This deed is made and executed in Jakarta, on the day and date mentioned in the preamble of this deed outside the office of mine, Notary, at Café Gran Via, Grand Melia Hotel, Jalan Hajjah Rangkayo Rasuna Said, Kaveling X-0, South Jakarta, in the presence of:

-       Mr. HIMAWAN SUTANTO, Sarjana Hukum, born in Ciamis, on the eighteen day of December nineteen one thousand nine hundred and seventy-two (18-12-1972), Indonesian National, residing in Tangerang, at Jalan Sector V/17, Kelurahan Sudimara Jaya, Kecamatan Ciledug, Tangerang, holder of Resident Identity Card (KTP) number: 3671061812720002; temporarily staying in Jakarta; and

-       Mr. FADHLI ARPIN, Sarjana Hukum, born in Painan, on the second day of February one thousand nine hundred and eighty-three (2-2-1983), Indonesian National, residing in Bogor, at Atsiri Permai, Jalan Kenanga VIII/22, Kelurahan Ragajaya, Kecamatan Bojong Gede, Bogor Regency, Resident Registration Number: 3201130202830003, temporarily staying in Jakarta;

both are employees of Notary’s office, as witnesses.

The minute of this deed having been duly read out by me, Notary, to the appearer and witnesses is immediately signed by the appearer, witnesses and by me, Notary.

Done with one alteration, namely one deletion with substitution.

Signed by	:	Mr. PRASETIO
Mr. HIMAWAN SUTANTO, SH
Mr. FADHLI ARPIN, SH
Mr. Dr. A PARTOMUAN POHAN, SH., LL.M
ISSUED AS A TRUE COPY.
Notary in Jakarta